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                                                                    EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this registration statement on Form S-1 of our report dated March 7, 1997, except as to certain information in Note 22, for which the date is June 19, 1997, on our audits of the consolidated financial statements of Information Management Resources, Inc. and subsidiary. We also consent to the reference to our firm under the caption "Experts."


                                              Coopers & Lybrand L.L.P.

Tampa, Florida
July 2, 1997